Exhibit 99.1

Digital Brands Group Investor Update: U.S. Program & Go-Private Process and Timeline

Austin, Texas – September 10, 2026 – Digital Brands Group, Inc. (“DBG” or the “Company”) (NASDAQ: DBGI), a publicly traded company specializing in apparel and e-commerce, today issued an investor update and Q&A covering two of the critical areas: the U.S. Program and the go-private process and timeline.

Binding Contract For the U.S. Program

DBG previously disclosed details of this $165 million contract in its Form 8-K filings on July 27, 2026, and September 2, 2026. The September 2 filing announced a binding contract securing $3.3 million in guaranteed cash flow from September 1 through December 31, 2026. This cash flow comes from the first two markets of the larger two-year, $165 million binding contract.

To address investor questions and dispel unfounded online rumors regarding the agreement’s legitimacy, DBG is providing a detailed breakdown of the initiative.

Program Scope and Financials:

The program provides apparel, footwear, and toiletries for 771,481 U.S. residents across dozens of cities who are re-entering the workforce.

●	Target Margin: The Company forecasts a 15% to 18% cash flow margin for this initiative.

●	Unit Calculation: The quantities in the tables below represent items per resident and should be multiplied by 771,481 to determine the final total units, which is 23,915,880 total units.

Go Private Process and Timing

As disclosed in its Form 8-K filed on July 27, 2026, the Company retained Roth Capital Partners as its financial advisor to review strategic alternatives. This decision followed multiple inbound acquisition inquiries, including a proposal from an existing shareholder with a net worth exceeding $1 billion to acquire all outstanding common stock for $77.58 per share in cash.

The Board of Directors, in close consultation with Roth Capital Partners, is carefully evaluating this proposal to determine the course of action that best serves the interests of the Company and its shareholders.

Understanding the 60-Day “Go-Shop” Period

In response to shareholder inquiries regarding why the Board did not immediately accept this premium offer, the Board emphasizes its strict Fiduciary Duty of Care. To ensure maximum shareholder value and avoid acting in haste, the Board established a 60-day “go-shop” period ending October 5, 2026.

This period allows the Board and its financial advisors to:

●	Conduct Thorough Due Diligence: Verify the financial terms and backing of interested parties.

●	Evaluate Competing Bids: Review additional inbound expressions of interest to pursue the best possible outcome.

●	Facilitate Buyer Due Diligence: Allow potential acquirers to validate the Company’s core assets, including the legally binding U.S. Program contract, week-over-week and year-over-year revenue growth in the University Program, and ongoing evidence in the market manipulation lawsuit.

Due diligence remains on track and is expected to conclude by the October 5, 2026 deadline, clearing the path for the Company to finalize its optimal strategic path.

Investor Q&A: Clarifying the Transaction Structure & Premium Valuation

Q: Why are potential buyers offering to acquire the entire Company rather than purchasing outstanding stock on the open market?

A: Acquirers are focused on securing complete ownership of the Company’s underlying assets, intellectual property (IP), university contracts, and the U.S. Program contract. Simply purchasing shares in the open market does not grant a buyer direct, total control over these operational assets.

Q: Why are suitors offering such a significant premium relative to the current market capitalization?

A: To satisfy its Duty of Care, the Board must evaluate any proposal against comparable industry acquisitions. Historically, similar companies trade at 3x to 15x cash flow multiples, depending on revenue growth and the contractual stability of that cash flow.

Given the Company’s projected $25 million to $35 million in cash flow over the next 24 months, accepting an offer at a steep discount to these metrics would violate the Board’s fiduciary duty. Potential acquirers recognize this intrinsic value. Their offers reflect a standard evaluation of our forward cash flows and recent high-valuation benchmarks in the collegiate apparel category, such as Rhoback’s recent capital raise and the Company’s January 2026 market capitalization.

About Digital Brands Group, Inc.

Digital Brands Group, Inc. (NASDAQ: DBGI) operates a curated portfolio of luxury and lifestyle apparel brands, leveraging a digitally native e-commerce ecosystem and selective wholesale distribution channels to drive direct-to-consumer scale, sustainable customer acquisition, and long-term brand equity.

Investor Relations Contact:

Digital Brands Group, Inc.

Investor Relations Department

Email: invest@digitalbrandsgroup.co

Forward-looking Statements

Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. These statements are based on current expectations and assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ include, without limitation: the possibility that the strategic review process may not result in any transaction; the disruptive impact of the review on the Company’s business, operations, employees, and other counterparties; the timing and structure of any potential transaction. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding DBG’s plans, objectives, projections and expectations relating to DBG’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of DBG to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the level of consumer demand for apparel and accessories; DBG’s ability to add and retain strategic partners and customers; disruption to DBGs distribution system; the financial strength of DBG’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; DBG’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; DBG’s ability to implement its business strategy; DBG’s ability to grow its wholesale and direct-to-consumer businesses; retail industry changes and challenges; DBG’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that DBG’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; DBG’s ability to properly collect, use, manage and secure consumer and employee data; stability of DBG’s manufacturing facilities and foreign suppliers; continued use by DBG’s suppliers of ethical business practices; DBG’s ability to accurately forecast demand for products; continuity of members of DBG’s management; DBG’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; DBG’s ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; adverse or unexpected weather conditions; DBG’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent DBG from fulfilling its financial obligations; and climate change and increased focus on sustainability issues. More information on potential factors that could affect DBG’s financial results is included from time to time in DBG’s public reports filed with the SEC, including DBG’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Curren Reports on Forms8-K filed or furnished with the U.S. Securities and Exchange Commission.